EXHIBIT 24

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64714 of Layne Christensen Company on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of the Layne Christensen Company Capital Accumulation Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Kansas City, Missouri
June 27, 2005

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